Exhibit 5.6

EDWARD B. GOODRICH

RICHARD G. LEONARD

BRUCE W. NECKERS

THOMAS P. HOGAN

MARY ANN CARTWRIGHT

THOMAS L. SAXE

JAMES L. SCHIPPER

LAURIE M. STRONG

GREGORY G. TIMMER

SCOTT J. STEINER

DOUGLAS P. VANDEN BERGE

ROBERT C. SHAVER

JOHN M. LICHTENBERG

MARK E. FATUM

DAN E. BYLENGA, JR.

PAUL A. MCCARTHY

RANDY J. KOLAR

MICHAEL C. WALTON

BRUCE A. COURTADE

PETER J. LOZICKI

TODD A. HENDRICKS

MARTIN W. BUSCHLE

TERRY L. ZABEL

MARY JANE RHOADES

DAVID E. BEVINS

PATRICK R. DRUEKE

MARY L. TABIN

PAMELA J. CROSS

161 Ottawa Avenue NW, Suite 600 Grand Rapids, MI 49503-2793 Phone 616.235.3500 Fax 616.233.5269 RhoadesMcKee.com GRAND RAPIDS – GRAND HAVEN June 7, 2013

ANTHONY A. PEARSON

ROBERT C. RUTGERS, JR.

JOHN T. KLEES

BRIAN K. LAWSON

HAROLD E. NELSON

MARK R. SMITH

EMILY A. GREEN

THOMAS S. FLICKINGER

STEPHEN J. HULST

JAMES R. POLL

PATRICK B. ELLIS

REBECCA M. SMITH

JOSEPH A. LUCAS

ZOE S. MARTINEZ

JACOB S. DUNLOP

STEPHANIE D. MYOTT

KEVAN W. VENTURA

OF COUNSEL

DALE W. RHOADES

F. WILLIAM MCKEE

ARTHUR C. SPALDING

CHARLES T. ZIMMERMAN

ROBERT F. WILLIAMS

JAMES M. FLAGGERT

TERRENCE L. GROESSER

Nortek, Inc.

50 Kennedy Plaza

Providence, RI 02903

Ladies and Gentlemen:

We have acted as special local counsel to Operator Specialty Company, Inc., a Michigan corporation (the “Subsidiary Guarantor”), in connection with (i) a Registration Statement on Form S-4 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (“Securities Act”), relating to the exchange offer (the “Exchange Offer”) by Nortek, Inc. (“Nortek”) and guarantors, including the Subsidiary Guarantor, to exchange $235,000,000 in aggregate principal amount 8.5% Senior Notes due 2021 (the “Exchange Notes”) for Nortek’s outstanding $235,000,000 in aggregate principal amount 8.5% Senior Notes due 2021 (the “Original Notes”), and (ii) the guarantees of the Exchange Notes by the Subsidiary Guarantor and other guarantors (the guarantee of the Exchange Notes by the Subsidiary Guarantor, the “Guarantee”). We have examined the documents, corporate records, certificates of public officials, and agreements, instruments, and other documents we have deemed necessary as the basis for the opinion expressed below (the “Documents”), including the indenture dated as of April 26, 2011 among the Company, the guarantors named therein, including the Subsidiary Guarantor, and U.S. Bank National Association, as Trustee (the “Indenture”).

Based on the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1.	Based solely on a Certificate of Good Standing issued by the State of Michigan on May 29, 2013 (the “Certificate”), the Subsidiary Guarantor is a corporation legally incorporated and validly existing under the laws of the State of Michigan.

2.	Based solely on the Certificate, the Subsidiary Guarantor’s Articles of Incorporation as certified by the State of Michigan on May 29, 2013 (the

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“Articles”) and the Subsidiary Guarantor’s By-Laws as provided to us (the “By-Laws”), and an October 18, 2012 Certificate of Secretary of the Guarantors (the “Secretary’s Certificate”), the Subsidiary Guarantor has the requisite corporate power and authority to execute, deliver, and to perform its obligations under the Guarantee and the Indenture.

3.	Based solely on the Articles, the By-Laws, and the Secretary’s Certificate, the Guarantee and the Indenture have been duly authorized by the Subsidiary Guarantor.

4.	The Indenture has been duly executed and delivered by the Subsidiary Guarantor.

5.	To our knowledge, the Subsidiary Guarantor’s authorization, execution, and delivery of the Guarantee and the Indenture does not violate any applicable laws of the State of Michigan.

The opinions set forth herein are subject to the following assumptions and qualifications:

(i) With respect to all Documents examined by us, we have assumed (1) that all signatures thereon are genuine, (2) that all Documents submitted to us as originals are authentic, (3) that all Documents submitted to us as copies conform with the original copies of those Documents, (4) the power and authority of the parties to those Documents examined by us (other than the Subsidiary Guarantor) to enter into and pay and perform the obligations of such party thereunder, (5) that each natural person executing any such Document has legal capacity and, if signing on behalf of any party thereto (except for the Subsidiary Guarantor), is authorized to do so, (6) the completeness, truth, and accuracy of all facts set forth in the official public records, certificates, and documents supplied by public officials or otherwise conveyed to us by public officials, and (7) that the final forms of the Documents are in all material respects identical to the drafts last delivered to us.

(ii) In rendering our opinions, we have assumed that the Indenture is the valid and binding obligation of the parties described therein (excepting the Subsidiary Guarantor). We have further assumed that each guarantor other than the Subsidiary Guarantor (1) is validly existing and in good standing under the laws of its jurisdiction of organization, (2) has the power and authority to execute and deliver the Indenture and its guarantee of the Exchange Notes, (3) has the power and authority to perform its obligations pursuant to the Indenture and its guarantee of the Exchange Notes, (4) has duly authorized, executed, and delivered the Indenture and its guarantee of the Exchange Notes, and (5) is not violating any law of its jurisdiction of organization or other applicable laws by executing and delivering the Indenture and its guarantee of the Exchange Notes. The remedies contained in the Indenture and Guarantee are subject to the effect upon enforceability of applicable bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

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(iii) We are providing our opinions herein on matters with respect to Michigan law, in which jurisdiction or jurisdictions the undersigned is authorized and fully qualified to practice, and express no opinion as to the laws of any other jurisdiction. As used in this opinion, the words “to our knowledge” (or words of similar effect) mean that, in the course of our representation of the Subsidiary Guarantor in connection with this opinion, no facts have come to the attention of the attorneys within our firm who have been actively involved with this opinion that would give such attorneys actual knowledge or actual notice that any such opinions or matters are not accurate; we have undertaken no investigation or verification of such matters.

(iv) We express no opinion as to (1) the authorizations, approvals, or consents that may be necessary under federal or state securities and “Blue Sky” laws, or (2) the qualification of the Indenture under federal or state securities laws, including without limitation the Trust Indenture Act of 1939, as amended.

(v) Our opinions represent expressions of professional legal opinion only and are not guarantees of any particular result.

(vi) As to matters of fact material to our opinion, we have relied, without independent verification, on representations made in the Indenture, certificates, and other documents, and other inquiries of officers of Nortek, the Subsidiary Guarantor, and of public officials. The qualifications, limitations, assumptions, and exceptions in this opinion are material to the opinions expressed herein, and the inaccuracy of any assumptions could render these opinions inaccurate.

(vii) We have not been involved in the negotiation, preparation, or execution of the Documents or any of the related agreements executed or delivered in connection therewith.

(viii) This opinion is provided as a legal opinion only, effective as of the date of this letter, and not as representations of fact. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

By your acceptance of this opinion letter, you agree that it may not be relied upon, circulated, quoted, or otherwise referred to by any other person other than you and your counsel (Weil, Gotshal & Manges LLP), for the purpose of their rendering of legal opinions in connection with the filing of the Registration Statement. We consent to the filing of this opinion with the Registration Statement and the inclusion of our name under “Legal Matters” in any

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prospectus included therein. By giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

RHOADES McKEE

/s/ Thomas P. Hogan

Thomas P. Hogan